UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 26, 2022
Date of Report (Date of earliest event reported)

WHITE MOUNTAINS INSURANCE GROUP, LTD.
(Exact name of registrant as specified in its charter)

Bermuda (State or other jurisdiction of incorporation or organization)	1-8993 (Commission file number)	94-2708455 (I.R.S. Employer Identification No.)

23 South Main Street, Suite 3B, Hanover, New Hampshire 03755
(Address of principal executive offices)

(603) 640-2200
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, par value $1.00	WTM	New York Stock Exchange
per share		Bermuda Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).                                     Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

ITEM 5.07 Submission of Matters to a Vote of Security Holders.

The Company held its 2022 Annual General Meeting of Members (the “2022 Annual Meeting”) on May 26, 2022 in Hamilton, Bermuda.

As of April 4, 2022, the record date for the 2022 Annual Meeting, a total of 2,994,162 common shares were outstanding and eligible to vote. The results are presented below.

Proposal 1 - Election of the Company's Directors.

Election of Class I Directors to a term ending in 2025:

Nominee:	Votes FOR	Withheld	Broker Non-votes
Morgan W. Davis	2,341,691	111,896	347,312
Peter M. Carlson	2,431,409	22,178	347,312
Suzanne F. Shank	2,423,698	29,889	347,312

Election of Class III Director to a term ending in 2024:

Nominee:	Votes FOR	Withheld	Broker Non-votes
David A. Tanner	2,432,807	20,780	347,312

Proposal 2 - Approval of the advisory resolution on executive compensation.

Votes FOR	Votes Against	Abstained	Broker Non-votes
1,997,678 (82%)	453,446	2,463	347,312

Proposal 3 - Approval of the appointment of PricewaterhouseCoopers LLP (“PwC”) as the Company's Independent Registered Public Accounting Firm for 2022.

Votes FOR	Votes Against	Abstained
2,728,632	71,322	945

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WHITE MOUNTAINS INSURANCE GROUP, LTD.
May 26, 2022	By:	/s/ MICHAELA J. HILDRETH Michaela J. Hildreth Managing Director and Chief Accounting Officer

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